Exhibit 99.1

ImClone Systems
Incorporated
180 Varick Street
New York, NY 10014
Tel: (212) 645-1405
Fax: (212) 645-2054
www.imclone.com

ImClone Systems Incorporated
Investors:	Media:
Andrea F. Rabney	David M. F. Pitts
(646) 638-5058	(646) 638-5058
Stefania Bethlen
(646) 638-5058

IMCLONE SYSTEMS NAMES PHILIP FROST, M.D., Ph.D., CHIEF SCIENTIFIC
OFFICER AND ERIC ROWINSKY, M.D.,
CHIEF MEDICAL OFFICER

New York, NY – February 15, 2005 – ImClone Systems Incorporated (NASDAQ: IMCL) announced today that Philip Frost, M.D., Ph.D., will join the Company as Executive Vice President, Chief Scientific Officer, and Eric K. Rowinsky, M.D., will join the Company as Senior Vice President, Chief Medical Officer.  Dr. Frost’s principal responsibility will be to oversee all of ImClone Systems’ scientific endeavors, which will encompass the Company’s Research, Clinical and Regulatory departments, among others.  Dr. Rowinsky will be responsible for the clinical development and regulatory strategies pertaining to Erbitux®, an IgG1 monoclonal antibody approved for use in treating certain patients with metastatic colorectal cancer, and the Company’s various product candidates.

“We are very pleased that Phil and Eric have decided to join ImClone Systems and look forward to their contributions,” stated Daniel S. Lynch, Chief Executive Officer. “With over 30 years in academia and industry, Phil has extensive experience in researching, developing and commercializing oncology products.  He is a seasoned pharmaceutical executive with a proven ability to build and organize scientific teams around specific product development goals.”  Mr. Lynch added: “Eric’s research and clinical background and his renown in the field of oncology will contribute significantly to the clinical progress of Erbitux and the four other antibodies we expect to have in Phase I testing by yearend.”

Dr. Philip Frost

Since 1995, Dr. Frost has served as Vice President of Oncology and as Co-Director of the Oncology Therapeutic Area Leadership Team at Wyeth.  While at Wyeth, Dr. Frost was responsible for the establishment of molecular targeting as the central focus of Wyeth’s oncology drug discovery; the advancement of 23 compounds into development; involvement with the oversight of 14 compounds in various clinical stages; the U.S. Food and Drug Administration (FDA) approval and commercialization of Mylotarg (CMA-676); the filing of 15 patents and the issuance of 12 patents; and the recruitment of 50 scientists.  Dr. Frost is also responsible for establishing numerous academic collaborations with major oncology institutions and was the primary reviewer for Wyeth of all potential oncology alliances in industry and academia.

Before joining Wyeth, Dr. Frost served as a consultant for CaP Cure from 1994-1995, where he established a private research program for developing therapies for prostate cancer and evaluated the science and technology of academic laboratories and biotechnology companies.  As their Vice President of Oncology from 1992-1994, Dr. Frost established the Sandoz Research Institute’s first oncology drug discovery program, recruited 30 scientists, established two biotech alliances and brought one compound into development.

In addition to his pharmaceutical experience, Dr. Frost was co-editor of Cancer Metastasis Reviews for 9 years, as well as the editor of a number of other cancer journals, and has published over 110 papers in both the preclinical and clinical research fields.  He has served in various academic positions at the University of Texas System Center, M.D. Anderson Cancer Center, most recently as Deputy Chairman, Department of Cell Biology; the University of California, Irvine; and Wayne State University.  He is the recipient of the National Cancer Institute’s award for Outstanding Research in Cancer.

Dr. Frost earned his B.A. degree from Yeshiva University, his M.D. from the State University of New York at Buffalo, his Ph.D. in Immunology from the Medical Research Council, Clinical Research Center in London, and was an Education Fellow at Mount Sinai Hospital.  His internship was conducted at the University of Chicago Hospitals and Clinics in Straight Medicine and he carried out his residency in Internal Medicine at Mount Sinai Hospital in New York City.  Dr. Frost also served as a Captain in the United States Air Force from 1967-1969.

Dr. Eric K. Rowinsky

Prior to joining ImClone Systems, Dr. Rowinsky served as the Director of the Institute for Drug Development (IDD) of the Cancer Therapy and Research Center in San Antonio and the SBC Endowed Chair for Early Drug Development at the IDD.   Dr. Rowinsky joined the IDD as the Director of Clinical Research in 1996.  He is also a Clinical Professor of Medicine in the Division of Medical Oncology at the University of Texas Health Science Center at San Antonio.  Dr. Rowinsky has been a longstanding NCI principal investigator on U01 anticancer drug development grants and has been integrally involved in pivotal clinical and preclinical investigations which lead to the development of paclitaxel, docetaxel, topotecan, irinotecan, erlotinib and gefitinib, among others.

From 1987 to 1996, Dr. Rowinsky served in various faculty positions, including Associate Professor of Oncology, at the Johns Hopkins University School of Medicine, where he also served as Active Staff in the Medicine and Oncology departments.

Dr. Rowinsky is the Editor-in-Chief of Investigational New Drugs, an Associate Editor and/or Editorial Board Member of Cancer Research, Clinical Cancer Research, Annals of Oncology,

Cancer Biology and Therapy and several other oncology journals and has published over 250 papers in both the preclinical and clinical research fields.  He has participated on the Scientific Advisory Board and Project Advisory Boards of a number of pharmaceutical and biotechnology companies and has advised and/or presented aspects of New Drug Applications to the FDA on several occasions.  Dr. Rowinsky’s honors include receipt of the career development award of the American Cancer Society and the 6th Annual Emil J. Freireich Award for outstanding achievement of a young researcher in clinical cancer therapeutics.  He also serves on the Board of Scientific Counselors of the National Cancer Institute and served as program committee co-chairman of the 16th EORTC-NCI-AACR Conference in Geneva, Switzerland in 2004.

Dr. Rowinsky received his B.A. degree from New York University and his M.D. from the Vanderbilt University School of Medicine. Following his residency in internal medicine at the University of California, he completed fellowship training in medical oncology at the Johns Hopkins University School of Medicine.

Options Grants

ImClone Systems also announced today that the Company will make an inducement grant for the right to purchase 100,000 shares of the Company’s stock to Dr. Frost and 75,000 shares to Dr. Rowinsky on their respective dates of commencement of employment.  Drs. Frost and Rowinsky are expected to join ImClone Systems on March 1 and February 21, respectively.  These stock options will vest over a four year period, and will have an exercise price equal to the closing price of ImClone Systems’ common stock on the date of grant.  The stock options will have other terms commensurate with options granted under ImClone Systems’ 2002 Stock Option Plan.

The options grants to Drs. Frost and Rowinsky were approved by the Compensation and Stock Option Committee of ImClone Systems’ Board of Directors and meet the “employee inducement” exception to NASDAQ Marketplace Rule 4350 requiring shareholder approval of equity-based incentive plans.

About ImClone Systems Incorporated

ImClone Systems Incorporated is committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers.  The Company’s three programs include growth factor blockers, angiogenesis inhibitors and cancer vaccines.  ImClone Systems’ strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market.  ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond the company’s ability to control or predict.  Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.  For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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